Mimecast Limited - FY19 ExCo Incentive Plan Design Metrics & Weighting 80% Revenue / 20% Adjusted EBITDA Awards are interpolated between achievement percents (e.g., 100.2% achievement results in award of 102%). Each metric is capped at 200% of award quarterly; overall quarterly award payments are capped at 100% with any overachievement earned to be reconciled at year end. If the full year metric target is achieved, then any quarters that were paid at less than 100% will be paid out at target for that missed quarter and included in the Q4 award. Maintain FY18 payout scale with updated FY19 financial objectives Exhibit 10.27 Revenue - 80% of Incentive Revenue ($M) XXXXXXXXXX Achievement 96% 97% 98% 99% 100% 101% 102% 103% 104% 105% Award 20% 85% 95% 97.5% 100% 110% 125% 150% 175% 200% Adjuest EBITDA - 20% of Incentive EBITDA ($M) XXXXXXXXXX Achievement 80% 85% 90% 95% 100% 105% 110% 115% 120% 125% 130% 135% Award 20 85 90 95 100 110 120 145 160 175 190 200 FY19 TargetFY19 Target